As filed with the Securities and Exchange Commission on January 18, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ISILON SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	91-2101027
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
3101 Western Avenue
Seattle, Washington 98121
(206) 315-7500
(Address, including zip code, and telephone number, including area code, of principal executive offices)

AMENDED AND RESTATED 2001 STOCK PLAN
2006 EMPLOYEE STOCK PURCHASE PLAN
2006 EQUITY INCENTIVE PLAN
(Full title of the plan)

Steven Goldman
President and Chief Executive Officer
Isilon Systems, Inc.
3101 Western Avenue
Seattle, Washington 98121
(206) 315-7500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig E. Sherman, Esq.	Douglas Choi, Esq.
Wilson Sonsini Goodrich & Rosati,	General Counsel and Secretary
Professional Corporation	Isilon Systems, Inc.
701 Fifth Avenue, Suite 5100	3101 Western Avenue
Seattle, Washington 98104	Seattle, Washington 98121
(206) 883-2500	(206) 315-7500

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Maximum	Maximum	Maximum
Title of Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price	Offering	Registration
Registered	Registered (1)(2)	Per Share	Price	Fee
Common Stock, $0.00001 par value	6,497,951 shares (3)	$1.33 (4)	8,642,274.83	$924.72
Common Stock, $0.00001 par value	254,162 shares (5)	$13.00 (4)	3,304,106.00	$353.54
Common Stock, $0.00001 par value	9,286,741 shares (6)	$25.49 (8)	236,719,028.09	$25,328.94
Common Stock, $0.00001 par value	750,000 shares (7)	$21.67 (9)	16,252,500.00	1,739.02
Total	16,788,854 shares		264,917,908.92	28,346.22

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Amended and Restated 2001 Stock Plan, the 2006 Employee Stock Purchase Plan or the 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this registration statement has been broken down into four subtotals.

(3)	This subtotal represents the sum of shares issuable upon exercise of outstanding options granted under the Amended and Restated 2001 Stock Plan as of the date of this registration statement. No additional options will be issued pursuant to the Amended and Restated 2001 Stock Plan.

(4)	Offering prices of options that are outstanding as of the date of this registration statement are computed in accordance with Rule 457(h) based on the weighted average exercise price (rounded to the nearest cent) of the outstanding options. Offering prices are estimated solely for the purpose of calculating the registration fee.

(5)	This subtotal represents the registration of 254,162 shares issuable upon exercise of outstanding options granted under the 2006 Equity Incentive Plan as of the date of this registration statement.

(6)	This subtotal represents the registration of an aggregate of 9,045,838 shares reserved for issuance under the 2006 Equity Incentive Plan and 240,903 shares authorized but not issued under the Amended and Restated 2001 Stock Plan, which became issuable under the 2006 Equity Incentive Plan pursuant to its terms.

(7)	This subtotal represents the registration of the shares issuable under the 2006 Employee Stock Purchase Plan as of the date of this registration statement.

(8)	Offering prices of awards that have not yet been granted as of the date of this registration statement are computed in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the price of $25.49 per share, the average of the high and low prices of the Common Stock of the Registrant on January 11, 2007 on the Nasdaq Global Market.

(9)	The computation is based upon 85% of the average of the high and low price of the Common Stock as reported on the Nasdaq Global Market on January 11, 2007, which is 85% of $25.49, or $21.6665 (rounded up to $21.66). Pursuant to the 2006 Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock shall be equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.

ISILON SYSTEMS, INC.
REGISTRATION STATEMENT ON FORM S-8
PART I
INFORMATION REQUIRED IN THE PROSPECTUS
Item 1. Plan Information.
     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.
Item 2. Registration Information and Employee Plan Annual Information.
     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed by Isilon Systems, Inc. (the “Registrant”) with the Securities and Exchange Commission:
     (1) The Registrant’s Prospectus pursuant to Rule 424(b) under the Securities Act filed with the Commission on December 14, 2006 relating to the registration statement on Form S-1 (File No. 333-137078).
     (2) The description of the Registrant’s Common Stock under the heading “Description of Capital Stock” in the Prospectus forming a part of the Registrant’s registration statement on Form S-1 (File No. 333-137078), as amended, which description has been incorporated by reference in Item 1 of the Registrant’s registration statement on Form 8-A, as amended, filed with the Commission on December 7, 2006 (File No. 001-33196), pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the shares of Common Stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation. Certain investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati beneficially hold an aggregate of 46,188 shares of our Common Stock, which represents less than 0.01% of our outstanding shares of Common Stock.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.
     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.
     In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated bylaws of the Registrant provide that:
•	The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.
     The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provide for certain additional procedural protections. The Registrant also maintains directors’ and officers’ insurance to insure such persons against certain liabilities.
     These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number		Description
4.1	(1)	Amended and Restated Certificate of Incorporation.

4.2	(2)	Amended and Restated Bylaws.

4.1	(3)	Amended and Restated 2001 Stock Plan.

4.2	(4)	Form of Stock Option Agreement under the Amended and Restated 2001 Stock Plan.

4.3	(5)	2006 Employee Stock Purchase Plan.

4.4	(6)	Subscription Agreement under the 2006 Employee Stock Purchase Plan.

4.5	(7)	2006 Equity Incentive Plan.

4.6	(8)	Form of Stock Option Agreement under the 2006 Equity Incentive Plan.

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).

24.1		Power of Attorney (see page II-5).

(1)	Incorporated by reference from Exhibit 3.1 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on September 1, 2006.

(2)	Incorporated by reference from Exhibit 3.2 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on September 1, 2006.

(3)	Incorporated by reference from Exhibit 10.2 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on September 1, 2006.

(4)	Incorporated by reference from Exhibit 10.3 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on September 1, 2006.

(5)	Incorporated by reference from Exhibit 10.6 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on November 24, 2006.

(6)	Incorporated by reference from Exhibit 10.7 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on November 24, 2006.

(7)	Incorporated by reference from Exhibit 10.5 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on November 24, 2006.

(8)	Incorporated by reference from Exhibit 10.4 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on November 24, 2006.
Item 9. Undertakings.
A.	The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.
     Provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Isilon Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 16th day of January, 2007.

ISILON SYSTEMS, INC.

By:	/s/ Steven Goldman
Steven Goldman
President, Chief Executive Officer and Director
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Goldman and Stuart W. Fuhlendorf, and each of them, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Goldman Steven Goldman	President, Chief Executive Officer and Director (Principal Executive Officer)	January 16, 2007
/s/ Stuart W. Fuhlendorf Stuart W. Fuhlendorf	Chief Financial Officer and Vice President of Finance (Principal Accounting and Financial Officer)	January 16, 2007
/s/ Sujal M. Patel Sujal M. Patel	Chief Technology Officer and Director	January 16, 2007
/s/ Elliott H. Jurgensen, Jr. Elliott H. Jurgensen, Jr.	Director	January 16, 2007
/s/ William D. Ruckelshaus William D. Ruckelshaus	Chairman of the Board and Director	January 16, 2007
/s/ Gregory L. McAdoo Gregory L. McAdoo	Director	January 16, 2007
/s/ Barry J. Fidelman Barry J. Fidelman	Director	January 16, 2007
/s/ Matthew S. McIlwain Matthew S. McIlwain	Director	January 16, 2007
/s/ James G. Richardson James G. Richardson	Director	January 16, 2007

INDEX TO EXHIBITS

Exhibit
Number		Description
4.1	(1)	Amended and Restated Certificate of Incorporation.

4.2	(2)	Amended and Restated Bylaws.

4.1	(3)	Amended and Restated 2001 Stock Plan.

4.2	(4)	Form of Stock Option Agreement under the Amended and Restated 2001 Stock Plan.

4.3	(5)	2006 Employee Stock Purchase Plan.

4.4	(6)	Subscription Agreement under the 2006 Employee Stock Purchase Plan.

4.5	(7)	2006 Equity Incentive Plan.

4.6	(8)	Form of Stock Option Agreement under the 2006 Equity Incentive Plan.

5.1		Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).

24.1		Power of Attorney (see page II-5).

(1)	Incorporated by reference from Exhibit 3.1 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on September 1, 2006.

(2)	Incorporated by reference from Exhibit 3.2 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on September 1, 2006.

(3)	Incorporated by reference from Exhibit 10.2 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on September 1, 2006.

(4)	Incorporated by reference from Exhibit 10.3 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on September 1, 2006.

(5)	Incorporated by reference from Exhibit 10.6 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on November 24, 2006.

(6)	Incorporated by reference from Exhibit 10.7 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on November 24, 2006.

(7)	Incorporated by reference from Exhibit 10.5 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on November 24, 2006.

(8)	Incorporated by reference from Exhibit 10.4 to the Registrant’s registration statement (No. 333-137078) on Form S-1, as amended, filed on November 24, 2006.